UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 4, 2003

MSB FINANCIAL, INC. (Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation	0-24898 (Commission File Number)	38-3203510 (IRS Employer Identification No.)
107 North Park Street, Marshall, Michigan (Address of principal executive offices)	49068 (Zip Code)

Registrant's telephone number, including area code (616) 781-5103

N/A (Former name or former address, if changed since last report)
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Item 5. Other Events and Regulation FD Disclosure.

            On September 2, 2003, Monarch Community Bancorp, Inc. ("Monarch Community Bancorp"), the parent company of Monarch Community Bank, and MSB Financial, Inc. ("MSB Financial"), the parent company of Marshall Savings Bank, entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which MSB Financial will merge with and into Monarch Community Bancorp. Concurrently with the merger, it is expected that Marshall Savings Bank will merge with and into Monarch Community Bank.

            Under the terms of the agreement, MSB Financial shareholders will receive shares of Monarch Community Bancorp common stock according to the formula described below and $15.04 in cash in exchange for each share of MSB Financial common stock. The transaction is expected to be taxable to MSB Financial shareholders for both the cash and stock portions of the merger consideration.

            The number of shares of Monarch Community Bancorp common stock into which each MSB Financial share will be exchanged will be based on the price of Monarch Community Bancorp common stock over a measurement period prior to the closing, as follows:

If the average closing price of Monarch Community Bancorp common stock during the measurement period is:	then MSB Financial stockholders will receive, in exchange for each MSB Financial share:
$10.60 or less	0.3547 shares of Monarch Community Bancorp common stock
between $10.60 and $16.60	a number of shares equal to $3.76 divided by the average closing price
$16.60 or more	0.2265 shares of Monarch Community Bancorp common stock

            The value of the cash component of the merger consideration will remain fixed at $15.04. The value of the stock component of the merger consideration will remain fixed between the exchange ratio limits at $3.76 and will fluctuate outside of the exchange ratio limits.

            The transaction is expected to close in the first quarter of 2004. It is subject to certain conditions, including the approval of the shareholders and the receipt of regulatory approval. Each of the directors of MSB Financial, who hold in the aggregate approximately 27% of the outstanding shares of MSB Financial, have agreed to vote their shares in favor of the merger.

            Monarch Community Bancorp's management team and board of directors will remain intact following the merger. Two members of MSB Financial's board of directors will be added to the boards of directors of Monarch Community Bancorp and Monarch Community Bank.

            The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

            A press release announcing the transaction was issued on September 2, 2003, a copy of which is filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 7. Financial Statements and Other Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated September 2, 2003 by and between Monarch Community Bancorp, Inc., Monarch Acquisition Corp. and MSB Financial, Inc.
Exhibit 99.1	Press release dated September 2, 2003.

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MSB FINANCIAL, INC.

Date: September 4, 2003	By: /s/ Charles B. Cook Charles B. Cook President and Chief Executive Officer

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